Exhibit 10.5

EXECUTION COPY

LIMITED RECOURSE GUARANTY

This GUARANTY (“Guaranty”) is made as of the 12th day of December, 2008, by Medallion Funding Corp. (the “Guarantor”), in favor of Autobahn Funding Company LLC, as lender (the “Lender”), and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main, as agent (the “Agent”), with respect to that certain Loan and Security Agreement, dated as the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Medallion Taxi Loan Trust III (the “Borrower”), the Lender and the Agent. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreement.

1. Guaranty. (i) For value received and in consideration of any Advance, loan or financial accommodation of any kind whatsoever heretofore, now or hereafter made, given or granted to the Borrower by the Lender pursuant to the Loan Agreement, the Guarantor unconditionally guarantees for the benefit of the Secured Parties the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of all Secured Obligations now or hereafter existing under the Loan Agreement or any other Loan Document, whether for principal, interest, fees, expenses or otherwise, subject to the limit described in paragraph (iv) below.

(ii) At any time after the occurrence of an Event of Default, the Guarantor shall pay to the Agent, on demand and in immediately available funds, an amount equal to the Borrowing Base Deficiency at the time such demand is made, as calculated by the Agent (such calculation to be conclusive and binding absent manifest error), subject to the limit described in paragraph (iv) below.

(iii) In addition, the Guarantor shall pay to the Agent on demand and in immediately available funds an amount equal to all reasonable fees, costs and expenses (including, without limitation, all court costs and attorneys’ and paralegals’ fees, costs and expenses) paid or incurred by the Agent or the Lender in: (1) endeavoring to collect all or any part of the Guarantor Payment Amount from, or in prosecuting any action against, the Guarantor relating to this Guaranty or the transactions contemplated hereby; (2) taking any action with respect to any security or collateral securing the Guarantor’s obligations hereunder; or (3) preserving, protecting or defending the enforceability of, or enforcing, this Guaranty or its rights hereunder. In addition, the Guarantor further agrees to pay to the Agent and the Lender and reimburse the Agent and the Lender for, on demand and in immediately available funds, interest on any amount due hereunder, from the date of demand under this Guaranty until paid in full at the Default Funding Rate.

(iv) Notwithstanding the foregoing, the aggregate payments made by the Guarantor hereunder (including amounts paid pursuant to paragraphs (i) and (ii) above but excluding amounts paid pursuant to paragraph (iii) above) shall not exceed the least of (x) 5% of the aggregate Net Principal Balance of the Medallion Loans included in the Collateral at the time of the related Event of Default, (y) 5% of the Maximum Facility Amount and (z) 10% of the aggregate outstanding principal balance of the Advances at the time of the related Event of Default (any such payment due from the Guarantor hereunder in respect of a Borrowing Base Deficiency being a “Guarantor Payment Amount”).

(v) The Guarantor hereby agrees that this Guaranty is an absolute guaranty of payment and is not a guaranty of collection.

2. Obligations Unconditional. The Guarantor hereby agrees that its obligations under this Guaranty shall be unconditional, irrespective of:

(i) the validity, enforceability, avoidance or subordination of any of the Secured Obligations or any of the Loan Documents;

(ii) the absence of any attempt by, or on behalf of, the Lender or the Agent to collect, or to take any other action to enforce, all or any part of the Secured Obligations whether from or against the Borrower, any other guarantor of the Secured Obligations or any other party;

(iii) the election of any remedy by, or on behalf of, the Lender or the Agent with respect to all or any part of the Secured Obligations;

(iv) the waiver, amendment, consent, extension, forbearance or granting of any indulgence by, or on behalf of, the Lender or the Agent with respect to any provision of any of the Loan Documents;

(v) the failure of the Lender or the Agent to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Secured Obligations or any rights as against any other guarantor of the Secured Obligations or any release of any collateral security for or release of any other guarantor in respect of the Secured Obligations;

(vi) the election by, or on behalf of, the Lender or the Agent, in any proceeding of the Borrower instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code;

(vii) any borrowing or grant of a security interest by the Borrower, as a debtor-in-possession, under Section 364 of the Bankruptcy Code;

(viii) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of the Lender or the Agent against the Borrower for repayment of all or any part of the Secured Obligations, including any amount due hereunder;

(ix) any actual or alleged fraud by any party (other than the Lender or the Agent); or

(x) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Borrower or a guarantor (other than the defense of payment or performance).

3. Representations, Warranties and Covenants of the Guarantor.

(i) Representations and Warranties. The Guarantor hereby remakes the representations and warranties made by it in the Purchase Agreement.

(ii) Covenants. Until the Final Payout Date, the Guarantor agrees that it will perform and observe each of the covenants and agreements required to be performed or observed by it pursuant to the Loan Agreement and the other Loan Documents.

4. Enforcement; Application of Payments. Upon the occurrence of an Event of Default, the Agent may proceed directly and at once, without notice, against the Guarantor to obtain performance of and to collect and recover the full amount, or any portion, of the Guarantor Payment Amount, without first proceeding against the Borrower, any other guarantor or any other party, or against any security or collateral for the Secured Obligations. Subject only to the terms and provisions of the Loan Agreement, the Agent shall have the exclusive right to determine the application of payments and credits, if any, from the Guarantor, the Borrower, any other guarantor or from any other party on account of the Secured Obligations or any other liability of the Guarantor to the Secured Parties.

5. Waivers. (i) The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of the Borrower, protest or notice with respect to the Secured Obligations, all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty, the benefits of all statutes of limitation, and all other demands whatsoever (and shall not require that the same be made on the Borrower as a condition precedent to the Guarantor’s obligations hereunder), and covenants that this Guaranty will not be discharged, except by complete payment (in cash or as otherwise agreed by the Agent) of the Secured Obligations or the Guarantor Payment Amount. The Guarantor further waives all notices of the existence, creation or incurring of new or additional indebtedness arising from additional Advances extended to the Borrower pursuant to the Loan Agreement, and also waives all notices that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the Secured Obligations is due, notices of any and all proceedings to collect from the maker, any endorser or any other guarantor of all or any part of the Secured Obligations, or from any other party, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or collateral given to the Agent to secure payment of all or any part of the Secured Obligations.

(ii) The Agent is hereby authorized, without notice or demand and without affecting the liability of the Guarantor hereunder, from time to time, (a) with the agreement of the Borrower (if such agreement is required), to renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, all or any part of the Secured Obligations, or to otherwise modify, amend or change the terms of any of the Loan Documents; (b) to accept partial payments on all or any part of the Secured Obligations; (c) to take and hold security or collateral for the payment of all or any part of the Secured Obligations, this Guaranty, or any other guaranties of all or any part of the Secured Obligations or other liabilities of the Borrower, (d) to exchange, enforce, waive and release any such security or collateral; (e) to apply such security or collateral and direct the order or manner of sale thereof as in its discretion it may determine; and (f) to settle, release, exchange, enforce, waive, compromise or collect or otherwise liquidate all or any part of the Secured Obligations, this Guaranty, any other guaranty of all or any part of the Secured Obligations, and any security or collateral for the Secured Obligations or for any such guaranty. Any of the foregoing may be done in any manner, without affecting or impairing the obligations of the Guarantor hereunder.

6. Setoff. At any time after all or any part of the Secured Obligations have become due and payable (by acceleration or otherwise), the Agent may, to the extent of the Guarantor Payment Amount, setoff and apply toward the payment of all or any part of the Guarantor Payment Amount any moneys, credits or other property belonging to the Guarantor, at any time held by or coming into the possession of the Agent or its Affiliates.

7. Financial Information. The Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and any and all endorsers and/or other guarantors of all or any part of the Secured Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Secured Obligations, or any part thereof, that diligent inquiry would reveal, and the Guarantor hereby agrees that neither the Lender nor the Agent shall have any duty to advise the Guarantor of information known to it regarding such condition or any such circumstances. In the event either the Lender or the Agent, in its sole discretion, undertakes at any time or from time to time to provide any such information to the Guarantor, neither the Lender nor the Agent shall be under any obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which the Lender or the Agent, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to the Guarantor.

8. No Marshalling; Reinstatement. The Guarantor consents and agrees that none of the Lender, the Agent nor any party acting for or on behalf of the Lender or the Agent shall be under any obligation to marshall any assets in favor of the Guarantor or against or in payment of any or all of the Secured Obligations. The Guarantor further agrees that, to the extent that the Borrower, the Guarantor or any other guarantor of all or any part of the Secured Obligations makes a payment or payments to the Agent, or the Agent receives any proceeds of Collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Borrower, the Guarantor, such other guarantor or any other party, or their respective estates, trustees, receivers or any other party, including, without limitation, the Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the part of the Secured Obligations which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.

9. Subrogation. Until the Secured Obligations have been paid in full, the Guarantor (i) shall have no right of subrogation with respect to such Secured Obligations and (ii)

waives any right to enforce any remedy which the Lender or the Agent now has or may hereafter have against the Borrower, any endorser or any guarantor of all or any part of the Secured Obligations or any other party, and the Guarantor waives any benefit of, and any right to participate in, any security or collateral given to the Agent to secure the payment or performance of all or any part of the Secured Obligations or any other liability of the Borrower to the Lender or the Agent.

10. Subordination. (i) The Guarantor agrees that any and all claims of the Guarantor against the Borrower, any endorser or any other guarantor of all or any part of the Secured Obligations, or against any of their respective properties (collectively, the “Subordinated Indebtedness”), shall be subordinate and subject in right of payment to the prior payment, in full and in cash (or as otherwise agreed by the Agent), of all Secured Obligations of the Borrower (all such Secured Obligations of the Borrower under the Loan Documents being the “Senior Secured Obligations”). Notwithstanding any right of the Guarantor to ask, demand, sue for, take or receive any payment in respect of the Subordinated Indebtedness, all rights, liens and security interests of the Guarantor, whether now or hereafter arising and howsoever existing, in any asset of the Borrower (whether constituting part of the security or collateral given to the Agent to secure payment of all or any part of the Senior Secured Obligations or otherwise) shall be and hereby are subordinated to the rights of the Lender and the Agent in such asset.

(ii) From and after the occurrence of any Event of Default:

(a) The Guarantor shall have no right to possession of any asset of the Borrower or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Senior Secured Obligations shall have been fully paid and satisfied and all financing arrangements between the Borrower, the Agent and the Lender have been terminated.

(b) If all or any part of the assets of the Borrower, or the proceeds thereof, are subject to any distribution, division or application to the creditors of the Borrower, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of the Borrower is dissolved or if substantially all of the assets of the Borrower are sold, then, and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any of the Subordinated Indebtedness shall be paid or delivered directly to the Agent for application to the Senior Secured Obligations, due or to become due, until such Senior Secured Obligations shall have been fully paid and satisfied.

(c) The Guarantor hereby irrevocably authorizes and empowers the Agent (as a present grant, effective the date hereof and subject only to the condition that an Event of Default exists) in respect of the Subordinated Indebtedness to demand, sue for, collect and receive every payment or distribution thereon and give acquittance therefor and to make and present for and on behalf of the Guarantor such proofs of claim and take such other action, in the Agent’s own name or in the name of the Guarantor or otherwise, as the Agent may deem necessary or advisable for the enforcement of this Guaranty. The

Agent may vote such proofs of claim in any such proceeding, receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and apply the same on account of any unpaid Senior Secured Obligations.

(d) Should any payment, distribution, security or instrument or proceeds of any of the foregoing be received by the Guarantor upon or with respect to the Subordinated Indebtedness following the occurrence of an Event of Default and prior to the satisfaction of all of the Senior Secured Obligations and the termination of all financing arrangements between the Borrower and the Lender, the Guarantor shall (to the extent of the unpaid Senior Secured Obligations) receive and hold the same in trust, as trustee, for the benefit of the Agent and shall forthwith deliver the same to the Agent, in precisely the form received (except for the endorsement or assignment of the Guarantor where necessary), for application to any of the Senior Secured Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Guarantor as the property of the Agent. If the Guarantor fails to make any such endorsement or assignment to the Agent, the Agent or any of its officers or employees are hereby irrevocably authorized to make the same.

(iii) The Guarantor agrees that until the Senior Secured Obligations have been paid in full (in cash or as otherwise agreed by the Agent) and satisfied (except for contingent indemnification obligations) and all financing arrangements between the Borrower and the Lender have been terminated, the Guarantor will not assign or transfer to any other party any claim the Guarantor has or may have against the Borrower, without the prior written consent of the Agent.

11. Enforcement; Amendments; Waivers. No delay on the part of the Lender or the Agent in the exercise of any right or remedy arising under this Guaranty, the Loan Agreement, any of the other Loan Documents or otherwise with respect to all or any part of the Secured Obligations, the Collateral or any other guaranty of or security for all or any part of the Secured Obligations shall operate as a waiver thereof, and no single or partial exercise by the Lender or the Agent of any such right or remedy shall preclude any further exercise thereof. No modification or waiver of any of the provisions of this Guaranty shall be binding upon the Lender or the Agent, except as expressly set forth in a writing duly signed and delivered by the Lender or the Agent (as applicable). Failure by the Lender or the Agent at any time or times hereafter to require strict performance by the Borrower, the Guarantor, any other guarantor of all or any part of the Secured Obligations or any other party of any of the provisions, warranties, terms and conditions contained in any of the Loan Documents now or at any time or times hereafter executed by such parties and delivered to the Lender or the Agent shall not waive, affect or diminish any right of the Lender or the Agent at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of the Lender, the Agent, or their respective agents, officers or employees, unless such waiver is contained in an instrument in writing, directed and delivered to the Borrower or the Guarantor, as applicable, specifying such waiver, and is signed by the Lender or the Agent (as applicable). No waiver of any Event of Default by the Lender or the Agent shall operate as a waiver of any other Event of Default or the same Event of Default on a future occasion, and no action by the Lender or the Agent permitted hereunder shall in any way affect or impair the

Lender’s or the Agent’s rights and remedies or the obligations of the Guarantor under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any principal and/or interest owing by the Borrower to the Lender or the Agent shall be conclusive and binding on the Guarantor irrespective of whether the Guarantor was a party to the suit or action in which such determination was made.

12. Effectiveness; Termination. This Guaranty shall become effective upon its execution by the Guarantor and shall continue in full force and effect and may not be terminated or otherwise revoked until the Final Payout Date. If, notwithstanding the foregoing, the Guarantor shall have any right under applicable law to terminate or revoke this Guaranty, the Guarantor agrees that such termination or revocation shall not be effective until a written notice of such revocation or termination, specifically referring hereto, signed by the Guarantor, is actually received by the Agent. Such notice shall not affect the right and power of the Lender or the Agent to enforce rights arising prior to receipt thereof by the Agent. If the Lender grants, loans or takes other action after the Guarantor terminates or revokes this Guaranty but before the Agent receives such written notice, the rights of the Agent with respect thereto shall be the same as if such termination or revocation had not occurred.

13. Successors and Assigns. This Guaranty shall be binding upon the Guarantor and upon its successors and assigns and shall inure to the benefit of the Lender and the Agent and their respective successors and assigns; all references herein to the Borrower, to the Lender, to the Agent and to the Guarantor shall be deemed to include their respective successors and assigns; provided, however, that the Guarantor may not assign any of its rights or obligations hereunder without the prior written consent of the Lender and the Agent. The successors of the Guarantor and the Borrower shall include, without limitation, their respective receivers, trustees, debtors-in-possession or successor trustees.

14. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

15. JURY WAIVER. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

16. CONSENT TO JURISDICTION; FORUM NON CONVENIENS; SERVICE OR PROCESS. EXCEPT AS OTHERWISE SET FORTH IN SECTION 17 BELOW, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY OR, TO THE EXTENT SUCH COURT LACKS JURISDICTION, THE COURTS OF THE STATE OF NEW YORK, AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED

MAIL, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER, AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT ANY PARTY’S RIGHT TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.

17. OTHER JURISDICTIONS; COUNTERCLAIMS. EACH OF THE LENDER AND THE AGENT SHALL HAVE THE RIGHT TO PROCEED AGAINST THE GUARANTOR OR ITS REAL OR PERSONAL PROPERTY IN A COURT IN ANY LOCATION TO ENABLE THE AGENT TO OBTAIN PERSONAL JURISDICTION OVER THE GUARANTOR OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE AGENT. THE GUARANTOR SHALL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY THE AGENT ARISING OUT OF OR RELATING TO THIS GUARANTY.

18. Waiver of Bond. The Guarantor waives the posting of any bond otherwise required of the Agent or the Lender in connection with any judicial process or proceeding to enforce any judgment or other court order entered in favor of the Agent or the Lender, or to enforce by specific performance, temporary restraining order, or preliminary or permanent injunction, this Guaranty or any other agreement or document among any of the Agent, the Lender or the Guarantor.

19. Advice of Counsel. The Guarantor represents and warrants to the Agent and the Lender that it has discussed this Guaranty and, specifically, the provisions of Sections 14 through 17 hereof, with its lawyers, provided that in no way shall the Guarantor’s failure to comply with the terms of this Guaranty give rise to any claim by any Person against the Guarantor’s lawyers.

20. Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by facsimile copy) and mailed, transmitted or delivered, as to each party hereto, at its address set forth as follows: (i) if to the Guarantor: Medallion Funding Corp., 437 Madison Avenue, New York, New York 10022, Attention: President, Telephone No.: 212-328-2100, Facsimile No.: 212-328-2121, or at such other address as shall be designated by such party in a written notice to the other parties hereto; (ii) if to the Agent: DZ Bank AG Deutsche Zentral-Genossenschaftsbank, New York, Branch, 609 5th Avenue, New York, New York 10017-1021, Attention: Asset Securitization Group, Facsimile: (212) 745-1651, Confirmation No.: (212) 745-1656, or at such other address as shall be designated by such party in a written notice to the other parties hereto; and (iii) if to the Lender: Autobahn Funding Company LLC, c/o DZ Bank AG Deutsche Zentral-Genossenschaftsbank, New York, Branch, 609 5th Avenue, New York, New York 10017-1021, Attention: Asset Securitization Group, Facsimile: (212) 745-1651, Confirmation No.: (212) 745-1656, or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail, five days after being deposited in the United States mails, first-class postage prepaid, (b) notice by facsimile copy, when verbal communication of receipt is obtained, (c) in the case of personal delivery or overnight mail, when delivered or (d) in the case of the Guarantor, upon delivery thereof if delivered by electronic submission.

21. Execution in Counterparts; Severability; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Guaranty by facsimile or portable document format (PDF) shall be effective as delivery of a manually executed counterpart of this Guaranty. In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than the Loan Documents executed as of the date hereof to which the Agent is a party.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, this Guaranty has been duly executed by the Guarantor as of the day and year first set forth above.

MEDALLION FUNDING CORP.,

By	/s/ Brian S. O’Leary
Name:	/s/ Brian S. O’Leary
Title:	Chief Operating Officer

Acknowledged and agreed to
as of the 12th day of December, 2008

AUTOBAHN FUNDING COMPANY LLC

By:	/s/ Sandeep Srinath
Name:	Sandeep Srinath
Title:	Vice President

By:	/s/ Jayan Krishnan
Name:	Jayan Krishnan
Title:	Assistant Vice President

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK

By:	/s/ Sandeep Srinath
Name:	Sandeep Srinath
Title:	Vice President

By:	/s/ Jayan Krishnan
Name:	Jayan Krishnan
Title:	Assistant Vice President

10